UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):                                                                                                                      March 5, 2009

XL Capital Ltd
(Exact name of registrant as specified in its charter)

Cayman Islands	1-10804	98-0191089
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

XL House, One Bermudiana Road, Hamilton, Bermuda	HM11
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (441) 292-8515

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)           On March 5, 2009, the Company announced that Chairman Brian M. O’Hara and Mr. John T. Thornton will retire from the Board of Directors (the “Board”) and not stand for reelection at the Annual General Meeting on April 24, 2009.  The Company further announced that Mr. Robert S. Parker and Mr. Alan Z. Senter have decided to retire from the Board at the end of 2009.  A press release announcing these changes in the Board is filed as exhibit 99.1 hereto and is incorporated herein by reference.

(e)           A three-year consulting arrangement with Mr. O’Hara has been approved by the Board to commence following his retirement from the Board. Mr. O’Hara will receive a fee of $800,000 per year for advisory services and will be subject to certain restrictive covenants including non-competition and non-solicitation covenants.

Item 9.01.  Financial Statements and Exhibits.

(d)    Exhibits. The following exhibits are filed herewith:

Exhibit No.	Description
99.1	Press Release (“XL Capital Ltd Announces Changes Within Board of Directors”) dated March 5, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  March 5, 2009

XL Capital Ltd

By:	/S/ Kirstin Romann Gould
	Name:	Kirstin Romann Gould
	Title:	General Counsel and Secretary